EXHIBIT 21

                               AMBASE CORPORATION
                               SUBSIDIARY LISTING
                             AS OF DECEMBER 31, 1999


                                                     Jurisdiction                   Percentage Voting
                                                     In Which                       Securities Owned By
Name                                                 Organized                      Immediate Parent
==================================================== ============================== ================================
AmBase Corporation                                   Delaware                       N/A

     Carteret Bancorp, Inc.                          Delaware                       100%

     Home Capital Services, Inc.                     Delaware                       100%

     Maiden Lane Associates, Ltd.                    Delaware                       100%

     SDG Financial Corp.                             Delaware                       100%

Note: Interrelationships shown by indentation with 100% ownership unless otherwise indicated.